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                         CONSENT OF INDEPENDENT AUDITORS           EXHIBIT 23.2


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Regal Cinemas, Inc. for the registration of 345,293 shares of its common stock and to the incorporation by reference therein of our report dated March 21, 1995 (with respect to the financial statements of Neighborhood Entertainment, Inc. not separately presented), included in the Annual Report (Form 10-K/A) of Regal Cinemas, Inc. for the year ended December 28, 1995, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Richmond, Virginia
June 28, 1996